UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

(Exact name of registrant as specified in its charter)

Florida	000-1415277	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 8.01.	Other Events.

On July 29, 2008, 1st United Bancorp, Inc. (the “Registrant”) filed a registration statement (“Registration Statement”) with the Securities and Exchange Commission for a proposed rights offering to holders of its common stock, $0.01 par value per share (“Common Stock”).

Subject to the effectiveness of the Registration Statement under the Securities Act of 1933, the Registrant intends to distribute at no charge non-transferable subscription rights to subscribe for and purchase up to an aggregate of 1,800,000 shares of its Common Stock to shareholders of record (“Record Holder”) as of August 11, 2008 (“Record Date”). Each Record Holder will receive 0.271805 basic subscription rights for each share of Common Stock owned as of the Record Date. Each whole basic subscription right will entitle the Record Holder to purchase one share of Common Stock. The Registrant’s Board of Directors has determined that the exercise price for the rights will be $6.50 per share.

Each Record Holder who exercises its rights in full will also be entitled to purchase additional shares pursuant to an oversubscription right to the extent holders do not fully subscribe for their basic subscription rights. The rights offering is expected to commence on or around August 15, 2008, although no assurance can be given as to the exact timing of the offering. Upon commencement of the rights offering, Record Holders will be able to exercise their rights to purchase shares of Common Stock in the rights offering until the expiration date, which is presently expected to be September 15, 2008, unless extended by the Registrant’s Board of Directors.

The Registrant reserves the right to cancel or terminate the rights offering at any time prior to the expiration of the rights offering.

A copy of the preliminary prospectus relating to the rights offering may be obtained from Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038; banks and brokerage firms, please call (212) 440-9800; all others, please call toll-free (888) 679-2873. The preliminary prospectus is also available at the SEC web site, www.sec.gov. A copy of the final prospectus relating to the rights offering will be available after the rights offering commences.

A registration statement relating to the rights offering has been filed with the Securities and Exchange Commission but has not yet become effective.  The securities covered by the rights offering may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made only by means of a prospectus.  In addition, the rights have not been registered or qualified for offer or sale to shareholders of record in any jurisdiction outside the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: August 5, 2008	By:	/s/ John Marino
John Marino, President and Chief Financial Officer